EXHIBIT h(12)

                            SHAREHOLDER SERVICE PLAN
                                REMBRANDT FUNDS
                                INVESTOR SHARES

Rembrandt Funds ("the Fund") has adopted this Investor Shares Shareholder Service Plan (the "Plan") in order to provide certain shareholder services to clients ("Clients") who from time to time beneficially own Investor Shares ("Shares") of any portfolio of the Fund (a "Portfolio").

Section 1. Each Shareholder Servicing Agent of the Fund will provide, or will enter into written agreements in the form attached hereto with service providers pursuant to which the service providers will provide, one or more of the following shareholder services to Clients who may from time to time beneficially own Shares:

(i)      maintaining accounts relating to Clients that invest in Shares;

(ii) providing information periodically to Clients showing their positions in Shares;

(iii)    arranging for bank wires;

(iv) responding to Client inquiries relating to the services performed by the Fund's distributor or any service provider;

(v) responding to inquiries from Clients concerning their investments in Shares;

(vi)  forwarding  shareholder  communications  from the Fund  (such as  proxies,
shareholder   reports,   annual  and   semi-annual   statements   and  dividend,
distribution and tax notices) to Clients;

(vii) processing purchases, exchange and redemption requests from Clients and placing such orders with the Fund or its service providers;

(viii) assisting Clients in changing dividend options, account designations, and addresses;

(ix) providing subaccounting with respect to Shares beneficially owned by Clients;

(x)      processing dividend payments from the Fund on behalf of Clients; and

(xi) providing such other similar services as the Fund may reasonably request to the extent that a Shareholder Servicing Agent and/or the service provider is permitted to do so under applicable laws or regulations.

Section 2. No Shareholder Servicing Agent or any of its officers, employees, or agents may make any representations concerning the Fund or the Shares except those contained in the Fund's current prospectus or statement of additional information for the Shares or in such supplemental literature or advertising provided by the Fund to the Shareholder Servicing Agent and authorized by the Fund for the Shareholder Servicing Agent's use pursuant to the Plan.

Section 3. Shareholder Servicing Agents and service providers shall have no authority to act as agent for the Fund in any matter or in any respect.

Section 4. In consideration of the services and facilities to be provided by any Shareholder Servicing Agent or service provider, each Portfolio that has issued Investor Shares will pay to one or more Shareholder Servicing Agents a fee, as agreed from time to time, at an annual rate which will not exceed .25% (twenty-five basis points) of the average net asset value of all Investor Shares of each Portfolio, which fee is computed daily and paid monthly, provided that the aggregate fees paid to all Shareholder Servicing Agents pursuant to this Plan do not exceed .25% (twenty-five basis points) of the average net asset value of all Investor Shares of each Portfolio. The Fund may, in its discretion and without notice, suspend or withdraw the sale of Investor Shares of any Portfolio, including the sale of Investor Shares to any service provider for the account of any Client or Clients. A Shareholder Servicing Agent may waive all or any portion of its fee from time to time.

Section 5. The Fund may enter into other similar servicing agreements with any other person or persons without a Shareholder Servicing Agent's consent.

Section 6. The services provided by a Shareholder Servicing Agent under this Plan are not primarily intended to result in the sale of Shares.

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                                                                   EXHIBIT h(12)

                                    FORM OF
                     SHAREHOLDER SERVICING AGENT AGREEMENT
                                 ABN AMRO FUNDS
                                INVESTOR SHARES

THIS SHAREHOLDER SERVICING AGENT AGREEMENT is made as of this 16th day of September, 1999 (the "Agreement") by and between ABN AMRO Funds (the "Fund"), a Massachusetts business trust and Provident Distributors, Inc. (the "Distributor"), a Delaware corporation.

WHEREAS, the Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended, currently consisting of a number of separately managed portfolios (the "Portfolios").

WHEREAS, the Fund has adopted an Investor Shares Shareholder Service Plan (the "Plan") in respect of Investor Shares.

WHEREAS, the Fund desires to appoint the Distributor as a Shareholder Servicing Agent under the Plan and to retain the Distributor to provide or to compensate service providers who themselves provide, the services described herein to clients (the "Clients") who from time to time beneficially own Investor Shares ("Shares") of any Portfolio of the Fund.

WHEREAS, the Distributor is willing to itself provide or to compensate service providers for providing, such shareholder services in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the Distributor and the Fund hereto agree as follows:

Section 1. The Fund hereby appoints the Distributor as a Shareholder Servicing Agent under the Plan and the Distributor accepts such appointment and agrees to perform the services hereinafter set forth. The Fund may, in its sole discretion, appoint other Shareholder Servicing Agents from time to time to perform services pursuant to the Plan. The Distributor shall provide, or shall enter into written agreements in the form attached hereto with service providers pursuant to which the service providers will provide, one or more of the following shareholder services to Clients who may from time to time beneficially own Shares:

(i)      maintaining accounts relating to Clients that invest in Shares;

(ii) providing information periodically to Clients showing their positions in Shares;

(iii)    arranging for bank wires;

(iv) responding to Client inquiries relating to the services performed by the Distributor or any service provider;

(v) responding to inquiries from Clients concerning their investments in Shares;

(vi)  forwarding  shareholder  communications  from the Fund  (such as  proxies,
shareholder   reports,   annual  and   semi-annual   statements   and  dividend,
distribution and tax notices) to Clients;

(vii) processing purchases, exchange and redemption requests from Clients and placing such orders with the Fund or its service providers;

(viii) assisting Clients in changing dividend options, account designations, and addresses;

(ix) providing subaccounting with respect to Shares beneficially owned by Clients;

(x)      processing dividend payments from the Fund on behalf of Clients; and

(xi) providing such other similar services as the Fund may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

Section 2. The Distributor shall provide all office space and equipment, telephone facilities and personnel (which may be part of the space, equipment and facilities currently used in the Distributor's business, or any personnel employed by the Distributor) as may be reasonably necessary or beneficial in order to fulfill its responsibilities under this Agreement.

Section 3. Neither the Distributor nor any of its officers, employees, or agents is authorized to make any representations concerning the Fund or the Shares except those contained in the Fund's current prospectus or statement of additional information for the Shares, copies of which will be supplied to the Distributor, or in such supplemental literature or advertising as may be authorized in writing.

Section 4. For purposes of this Agreement, the Distributor and each service provider will be deemed to be independent contractors, and will have no authority to act as agent for the Fund in any matter or in any respect. By its written acceptance of this Agreement, the Distributor agrees to and does release, indemnify, and hold the Fund harmless from and against any and all liabilities or losses resulting from requests, directions, actions, or inactions of or by the Distributor or its officers, employees, or agents regarding the Distributor's responsibilities under this Agreement, the provision of the aforementioned services to Clients by the Distributor or any service provider, or the purchase, redemption, transfer, or registration of Shares (or orders relating to the same) by or on behalf of Clients. The Distributor and its officers and employees shall, upon request, be available during normal business hours to consult with representatives of the Fund or its designees concerning the performance of the Distributor's responsibilities under this Agreement.

The Fund agrees to indemnify and hold the Distributor harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Distributor or for which the Distributor may be held to be liable in connection with any action required to be taken pursuant to this Agreement (a "Claim"), unless such Claim resulted from willful misfeasance, bad faith or negligence by the Distributor in the performance of its duties hereunder or reckless disregard thereof; reliance on information furnished to the Fund by the Distributor or its affiliates; or the Distributor's refusal or failure to comply with the terms or conditions of this Agreement.

The Distributor shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement. The Distributor shall not be liable to the Fund for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from the Distributor's willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof; reliance on information furnished to the Fund by the Distributor or its affiliates; or the Distributor's refusal or failure to comply with the terms and conditions of this Agreement. The Fund shall not be liable to the Distributor for any error of judgment or mistake of law or for any loss suffered by the Distributor, except a loss resulting from the Fund's willful misfeasance, bad faith or negligence in the performance of its duties and obligations hereunder, or by reason of its reckless disregard thereof.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES OR ANY OF ITS OR THEIR DIRECTORS, TRUSTEES, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE FOR LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

Section 5. In consideration of the services and facilities to be provided by the Distributor or any service provider, each Portfolio that has issued Investor Shares shall pay to the Distributor a fee, as agreed from time to time, at an annual rate of up to .25% (twenty-five basis points) of the average net asset value of all Investor Shares of each Portfolio, which fee shall be computed daily and paid monthly. The Fund may, in its discretion and without notice, suspend or withdraw the sale of Investor Shares of any Portfolio, including the sale of Investor Shares to any service provider for the account of any Client or Clients. The Distributor may waive all or any portion of its fee from time to time.

Section 6. The Fund may enter into other similar servicing agreements with any other person or persons and may appoint any other person or persons as a Shareholder Servicing Agent under the Plan without the Distributor's consent.

Section 7. By its written acceptance of this Agreement, the Distributor represents, warrants, and agrees that the services provided by the Distributor under this Agreement shall in no event be primarily intended to result in the sale of Shares.

Section 8. This Agreement shall become effective on the date a fully executed copy of this Agreement is received by the Fund or its designee and shall continue until terminated by either party. This Agreement is terminable with respect to the Investor Shares of any Portfolio, without penalty, at any time by the Fund or by the Distributor upon written notice to the Fund.

Section 9. All notices and other communications to either the Fund or to the Distributor shall be duly given if mailed, telegraphed, telefaxed, or transmitted by similar communications device to the appropriate address stated herein, or to such other address as either party shall so provide the other.

Section 10. This Agreement will be construed in accordance with the laws of the State of Delaware and may not be "assigned" by either party thereto as that term is defined in the Investment Company Act of 1940.

Section 11. References to the "ABN AMRO Funds" the "Fund," and the "Trustees" of the Fund refer respectively to the Trust created and the Trustees as trustees, but not individually or personally, acting from time to time under the Declaration of Trust of the Fund dated September 17, 1992, a copy of which is on file at the Fund's principal office. The obligations of the Fund entered into in the name or on behalf thereof by any of the Trustees, officers, representatives, or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives, or agents of the Fund personally. Further, any obligations of the Fund with respect to any one Portfolio shall not be binding upon any other Portfolio.

Section 12. The Distributor's services hereunder shall be rendered, and its computer systems used in rendering such services shall operate and function, without any Year 2000 Error. The term "Year 2000 Error" means:

(a) any failure of the Distributor's systems to properly record, store, process, calculate or present calendar dates falling on and after (and, if applicable, spans of time including) January 1, 2000 as a result of the occurrence or use of data consisting of such dates;

(b) any failure of the Distributor's systems to calculate any information dependent on or relating to dates on or after January 1, 2000 in the same manner, and with the same functionality, date integrity and performance, as such systems record, store, process, calculate and present calendar dates on or before December 31, 1999, or information dependent on or relating to such dates; or

(c) any loss of functionality or performance with respect to the introduction of records or processing of data containing dates falling on or after January 1, 2000.

Section 13. Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply. The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article.

Section 14. No change, termination, modification or waiver of any term or condition of this Agreement shall be valid unless in writing signed by each party. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

Section 15. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability shall remain fully effective.

Section 16. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

Section 17. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

By their signatures, the Fund and the Distributor agree to the terms of this Agreement.

 ABN AMRO FUNDS
208 South LaSalle Street
Chicago, Illinois 60604


By:               Date:


PROVIDENT DISTRIBUTORS, INC.
Four Falls Corporate Center, 6th Floor
West Conshohocken, Pennsylvania  19428-2961



By:              Date:


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